Exhibit 99

Wireless Ronin Reports Second Quarter 2012 Results

MINNEAPOLIS – August 9, 2012 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a leading digital marketing technologies solutions provider, reported financial results for the second quarter ended June 30, 2012.

Q2 2012 Highlights

•	Recurring revenue increased 19% year-over-year to a record $475,000

•	Gross profit was a record 61% of total revenue

•	Achieved lowest quarterly non-GAAP loss in the company’s history

•	Partnered with Thomson Reuters to deliver Thomson Reuters Knowledge Direct Digital Signage—an integrated solution powered by RoninCast® software—to retail financial services locations worldwide

•	Released new version of the company’s flagship RoninCast software platform, which was a key driver of recent wins and new pilot programs, including Nissan Canada and Burgerville

Q2 2012 Financial Results

Revenue in the second quarter of 2012 decreased 12% sequentially to $1.6 million from $1.8 million in the prior quarter, and decreased 49% from $3.1 million in the same year-ago period. The decrease from both periods was primarily due to fewer orders for the iShowroom-branded tower application from Chrysler.

Recurring revenue in the second quarter of 2012 from the company’s hosting and support services increased 2% to a record $475,000 or 31% of total revenue from $466,000 or 26% of total revenue in the previous quarter and increased 19% from $400,000 or 13% of total revenue in the same year-ago period.

Gross profit in the second quarter of 2012 was $945,000 or a record 61% of total revenue, compared to $949,000 or 54% of total revenue in the previous quarter, and $1.4 million or 46% of total revenue in the same year-ago period.

Net loss in the second quarter of 2012 totaled $1.2 million or $(0.05) per basic and diluted share, an improvement from a net loss of $1.8 million or $(0.08) per basic and diluted share in the previous quarter, and an improvement from a net loss of $1.4 million or $(0.07) per basic and diluted share in the same year-ago period. Net loss for the second quarter of 2012 included $132,000 of non-cash stock compensation expense versus $161,000 in the previous quarter and $178,000 in the second quarter of 2011.

Non-GAAP operating loss in the second quarter of 2012 totaled $999,000 or $(0.04) per basic and diluted share, an improvement from a non-GAAP operating loss of $1.5 million or $(0.06) per basic and diluted share in the previous quarter, and a non-GAAP operating loss of $1.1 million or $(0.06) per basic and diluted share in the same year-ago period. The second quarter of 2012 marked the lowest quarterly non-GAAP loss in the company’s history. The company defines non-GAAP operating loss as GAAP operating loss with the add-back of certain items. Reconciliation to GAAP operating loss on a quarterly basis is contained in a table following the unaudited financial information accompanying this release.

Management Commentary

“Overall revenues declined in the second quarter due to fewer orders from Chrysler, as they continue to install from previously purchased inventory,” said Scott Koller, president and CEO of Wireless Ronin. “However, our relationship with Chrysler has served as a proving ground and springboard toward diversifying our customer base and marketing technology offerings, leading to a recent major win with Thomson Reuters. This important win reflects Thomson Reuters’ confidence in our ability to handle large-scale rollouts and provide leading edge technology that not only meets their requirements today, but will advance with their needs in the future.

“Our exclusive agreement with Thomson Reuters also reveals the value our RoninCast software brings to our customers. Recent RoninCast software enhancements reflect our commitment to delivering best-in-class technology solutions across our key vertical markets of food service, automotive and retail. It demonstrates how Wireless Ronin can be a valuable partner for businesses looking to enhance their customers’ experience, increase customer loyalty and drive new business using the latest in dynamic, interactive media technologies.

“Our second quarter results also reflected our continued focus on driving margin expansion and expense optimization. We achieved several performance milestones in Q2, including record quarterly recurring revenue, record gross margin percentage, and the lowest non-GAAP loss in our company’s history. We are encouraged by these results and will continue to further push ourselves to increase revenues, optimize our organization and improve our processes.

“Our sales pipeline across our three key verticals continues to expand, as we leverage our strong first-mover advantage in this young and growing market. In particular, we are seeing increased activity with automotive and retail applications. QSR industry opportunities also continue to develop, driven by menu board optimization and regulatory compliance initiatives. Altogether, we expect increasing sales momentum as we complete the second half of the year.”

Conference Call

The company will hold a conference call today (Thursday, August 9, 2012) to discuss these financial results. The company's president and CEO, Scott Koller and SVP and CFO, Darin McAreavey, will host the call starting at 4:30 p.m. Eastern time (3:30 p.m. Central time). A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the Wireless Ronin conference call and provide the conference ID:

Dial-In number: 1-877-941-1427

International: 1-480-629-9664

Conference ID#: 4531923

The presentation will be webcast live and available for replay via the Investors section of the company's website at www.wirelessronin.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until September 9, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay PIN#: 4531923

About Wireless Ronin Technologies, Inc.

Wireless Ronin Technologies, Inc. (WRT) (www.wirelessronin.com), is a marketing technologies company with leading expertise in current and emerging digital media solutions, including signage, interactive kiosks, mobile, social media and web, that enable clients to transform how they engage with their customers. WRT provides marketing technology solutions and services to clients, helping increase revenue and improve operating efficiencies to execute marketing initiatives. Since launching RoninCast® digital signage software in 2003, WRT has led the digital signage industry by bringing leading edge technology, services and support to its clients. WRT offers an array of services to support its clients’ marketing technology needs including consulting, creative development, project management, installation, training, and support and hosting. The company's common stock trades on the NASDAQ Capital Market under the symbol “RNIN”. Follow us on http://twitter.com/#!/wirelessronin. Like us on Facebook under Wireless Ronin Technologies, Inc.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as the GAAP operating loss less stock-based compensation expense, depreciation and amortization, severance expense and other one-time charges. We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding. Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company's overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, our senior management’s bonus program is partially based upon the achievement of non-GAAP operating income (loss). Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above. We consider the use of non-GAAP operating loss per share helpful in assessing the ongoing performance of the continuing operations of our business, as it excludes recurring non-cash items and non-recurring one-time charges. Our rationale for the items we omit from our non-GAAP measures is as follows:

Stock-based compensation. We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718-10. Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense. Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets. By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing the impact of our performance on earnings from the impact of our performance on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business. Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management's Discussion and Analysis in our most recently filed periodic reports.

Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance. Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. Because these events are unplanned and arise outside the ordinary course of continuing operations, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring. Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

WIRELESS RONIN TECHNOLOGIES, INC.

2012 SUPPLEMENTARY QUARTERLY FINANCIAL DATA

(In thousands, except percentages and per share amounts)

(Unaudited)

	2011					2012
Supplementary Data	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	TOTAL
Statement of Operations
Sales	$2,397	$3,054	$2,301	$1,522	$9,274	$1,773	$1,557	$3,330
Cost of sales - exclusive of depreciation and amortization	1,304	1,662	1,166	1,076	5,208	824	612	1,436
Operating expenses	3,350	2,824	2,509	2,095	10,778	2,773	2,151	4,924
Interest expense	11	7	6	6	30	5	1	6
Other income, net	(2)	(1)	—	(1)	(4)	(1)	0	(1)

Net loss	$(2,266)	$(1,438)	$(1,380)	$(1,654)	$(6,738)	$(1,828)	$(1,207)	$(3,035)

Share based payment expense (included in operating expenses & interest expense)	353	180	173	55	761	394	132	526
Weighted average shares	19,275	19,393	19,495	20,250	19,602	23,017	23,128	23,087

Reconciliation Between GAAP and Non-GAAP Operating Loss
GAAP operating loss	$(2,257)	$(1,432)	$(1,374)	$(1,649)	$(6,712)	$(1,828)	$(1,206)	$(3,034)

Adjustments:
Depreciation and amortization	144	122	111	90	467	80	75	155
Stock-based compensation expense	345	178	169	48	740	161	132	293
Severance	—	—	—	—	—	137	—	137

Total operating expense adjustment	489	300	280	138	1,207	378	207	585

Non-GAAP operating loss	$(1,768)	$(1,132)	$(1,094)	$(1,511)	$(5,505)	$(1,450)	$(999)	$(2,449)

Non-GAAP operating loss per common share	$(0.09)	$(0.06)	$(0.06)	$(0.07)	$(0.28)	$(0.06)	$(0.04)	$(0.11)

Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations regarding continued operating improvement and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the risk factors section of the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2012.

Company Contact:

Darin P. McAreavey

Senior Vice President and Chief Financial Officer

dmcareavey@wirelessronin.com

952-564-3525

Investor Relations Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

info@liolios.com

949-574-3860

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,047	$5,478
Accounts receivable, net of allowance of $49 and $50	970	1,347
Inventories	122	170
Prepaid expenses and other current assets	245	193

Total current assets	4,384	7,188
Property and equipment, net	506	651
Restricted cash	50	50
Other assets	20	40

TOTAL ASSETS	$4,960	$7,929

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of capital lease obligations	$—	$41
Accounts payable	557	870
Deferred revenue	585	687
Accrued liabilities	584	569

Total current liabilities	1,726	2,167

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Capital stock, $0.01 par value, 66,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding as of June 30, 2012 and December 31, 2011	—	—

Common stock, 50,000 shares authorized; 23,184 and 22,969 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	232	230
Additional paid-in capital	95,552	95,047
Accumulated deficit	(92,051)	(89,016)
Accumulated other comprehensive loss	(499)	(499)

Total shareholders’ equity	3,234	5,762

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,960	$7,929

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales
Hardware	$296	$1,492	$634	$2,545
Software	80	623	182	878
Services and other	1,181	939	2,514	2,028

Total sales	1,557	3,054	3,330	5,451

Cost of sales
Hardware	179	1,060	368	1,789
Software	13	66	44	95
Services and other	420	536	1,024	1,082

Total cost of sales (exclusive of depreciation and amortization shown separately below)	612	1,662	1,436	2,966

Gross profit	945	1,392	1,894	2,485

Operating expenses:
Sales and marketing expenses	400	514	858	1,277
Research and development expenses	396	620	955	1,193
General and administrative expenses	1,280	1,568	2,956	3,438
Depreciation and amortization expense	75	122	155	266

Total operating expenses	2,151	2,824	4,924	6,174

Operating loss	(1,206)	(1,432)	(3,030)	(3,689)

Other income (expenses):
Interest expense	(1)	(7)	(6)	(18)
Interest income	—	1	1	3

Total other income	(1)	(6)	(5)	(15)

Net loss	$(1,207)	$(1,438)	$(3,035)	$(3,704)

Basic and diluted loss per common share	$(0.05)	$(0.07)	$(0.13)	$(0.19)

Basic and diluted weighted average shares outstanding	23,128	19,393	23,087	19,335